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                      Sentinel Pennsylvania Tax-Free Trust

                                Power of Attorney

        The undersigned hereby appoints Thomas H. MacLeay, Christian W. Thwaites and Kerry A. Jung, or any of them, his/her attorney-in-fact to execute in his/her name and on his/her behalf, all registration statements on Form N-1A or N-14 or amendments thereto, to be filed with the Securities & Exchange Commission by Sentinel Pennsylvania Tax-Free Trust under the Securities Act of 1933.

/s/ John D. Feerick         /s/ Richard I. Johannesen    /s/ Thomas H. MacLeay
-------------------------   --------------------------   -----------------------
John D. Feerick             Richard I. Johannesen        Thomas H. MacLeay

/s/ Keniston P. Merrill     /s/ Deborah G.  Miller       /s/ John Raisian
-------------------------   --------------------------   -----------------------
Keniston P. Merrill         Deborah G. Miller            John Raisian

/s/ Nancy L. Rose           /s/ Richard H. Showalter     /s/ Susan M. Sterne
-------------------------   --------------------------   -----------------------
Nancy L. Rose               Richard H. Showalter         Susan M. Sterne

/s/ Christian W. Thwaites    /s/ Angela E. Vallot
-------------------------   --------------------------
Christian W. Thwaites       Angela E. Vallot